                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (to register Fibex options) of our report dated August 4, 1998, relating to the financial statements, which appears in the Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 25, 1998. We also consent to the incorporation by reference of our report dated August 4, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                            /s/ PricewaterhouseCoopers LLP
                                            ------------------------------
                                            PricewaterhouseCoopers LLP



San Jose, California
May 28, 1999